UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
————————————————
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2013
WATERSTONE FINANCIAL, INC.
 (Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	20-3598485 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective July 9, 2013, the Board of Governors of the Federal Reserve System (the "Federal Reserve") terminated the Order to Cease and Desist (the "Order") that had been issued to Waterstone Financial, Inc. (the "Company") by the Office of Thrift Supervision on December 1, 2009.   The Federal Reserve has requested that the Company's board of directors adopt resolutions requiring written approval from the Federal Reserve prior to the declaration or payment of dividends, any increase in debt or the redemption of holding company stock.  The Company intends to adopt the resolutions as requested by the Federal Reserve.

Item 8.01 Other Events.

On July 11, 2013, the Company issued a press release announcing the termination of the Order.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                          Description

99.1	Press release of Waterstone Financial, Inc. dated July 11, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: July 11, 2013
/s/ Richard C. Larson
Name: Richard C. Larson
Title: Chief Financial Officer